99.16

                               FIRST AMENDMENT TO
                           CHANGE IN CONTROL AGREEMENT

     This is an amendment to the CHANGE IN CONTROL AGREEMENT previously entered into as of January 28, 1999, by and between BRUCE MACLIN (the "Employee") and SAN JOAQUIN BANK, (the "Bank").

     1. The three unnumbered paragraphs following Paragraph 1(d)(ii) are hereby deleted in order that the Severance Payment shall be determined without regard to any limitations based on Consideration involved in a transaction constituting a Change in Control.

     2. In all other respects, the parties reaffirm the Change in Control Agreement dated January 28, 1999.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Bank by its duly authorized officers, this 7th day of June, 2001.



EXECUTIVE:                            SAN JOAQUIN BANK,



/s/ Bruce Maclin                      By: /s/ Bart Hill
------------------------------------      ------------------------------------
BRUCE MACLIN,  Chairman of the Board      BART HILL, President President and CEO



                                      By: /s/ Stephen M. Annis
                                          ------------------------------------
                                          STEVE ANNIS, Senior Vice President

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